UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 18, 2020

CEVA, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-49842 (Commission File Number)	77-0556376 (I.R.S. Employer Identification No.)

1174 Castro Street, Suite 210, Mountain View, CA (Address of Principal Executive Offices)	94040 (Zip Code)

650/417/7900
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 per share	CEVA	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Security Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On February 18, 2020, CEVA, Inc. (the “Company”) announced its financial results for the quarter and year ended December 31, 2019. A copy of the press release, dated February 18, 2020, is attached and filed herewith as Exhibit 99.1. On the same day, the Company held a conference call to discuss its financial results for the quarter and year ended December 31, 2019. A copy of the script of the conference call is attached hereto as Exhibit 99.2. This information, including Exhibits 99.1 and 99.2 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference to such filing.

In addition to the disclosure of financial results for the quarters and years ended December 31, 2019 and 2018 in accordance with generally accepted accounting principles in the United States (“GAAP”), the press release also included non-GAAP net income and diluted earnings per share (EPS) figures for the referenced periods.

Non-GAAP net income and diluted earnings per share excluded for (A) the fourth quarter of 2019: (a) equity-based compensation expense, net of taxes, and (b) the impact of the amortization of acquired intangibles associated with the acquisition of RivieraWaves and the Hillcrest Labs business, and the investments in NB-IoT and Immervision technologies, (B) the fourth quarter of 2018: (i) equity-based compensation expense, net of taxes, (ii) the impact of the amortization of acquired intangibles associated with the acquisition of RivieraWaves and the investment in NB-IoT technologies and (iii) revaluation of an investment in other company; (C) for the year ended 2019: (x) equity-based compensation expense, net of taxes, (y) the impact of the amortization of acquired intangibles associated with the acquisition of RivieraWaves and the Hillcrest Labs business, and the investments in NB-IoT and Immervision technologies, and (z) deal expenses and write-off of an acquired lease associated with the Hillcrest Labs transaction, and (D) for the year ended 2018, (X) equity-based compensation expense, net of taxes, and (Y) the impact of the amortization of acquired intangibles associated with the acquisition of RivieraWaves and the investment in NB-IoT technologies and (Z) revaluation of investment in other company, net of taxes.

The Company believes that the reconciliation of financial measures in the press release is useful to investors in analyzing the results for the quarters and years ended December 31, 2019 and 2018 because the exclusion of such expenses may provide a more meaningful analysis of the Company’s core operating results and comparison of quarterly results. Further, the Company believes it is useful for investors to understand how the expenses associated with the application of FASB ASC No. 718 are reflected on its statements of income. The reconciliation of financial measures should be reviewed in addition to and in conjunction with results presented in accordance with GAAP, and are intended to provide additional insight into the Company’s operations that, when viewed with its GAAP results and the accompanying reconciliation, offer a more complete understanding of factors and trends affecting the Company’s business. The reconciliation of financial measures should not be viewed as a substitute for the Company’s reported GAAP results.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release of CEVA, Inc., dated February 18, 2020.

99.2	Script of the conference call of CEVA, Inc., dated February 18, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEVA, INC.

Date: February 18, 2020	By:	/s/ Yaniv Arieli
Yaniv Arieli
Chief Financial Officer